Exhibit 10.1

                                                                  EXECUTION COPY

                SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT


         THIS SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of August 6, 1999 (the "Effective Date"), by and between AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation (the "Company"), and DAVID GLADSTONE (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Employee entered into an Employment Agreement dated as of April 2, 1997 and an Amended and Restated Employment Agreement dated as of August 18, 1997 [sic] (collectively, the "Old Agreement") pursuant to which the Company employed the Employee on the terms and conditions set forth therein; and

         WHEREAS, the Company and the Employee desire to amend and restate the Old Agreement in its entirety, on the terms and conditions herein set forth;

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                         Definitions and Interpretations

         1.1. Definitions

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

         "Annual Bonus Plan" shall have the meaning specified in Section 3.2.

         "Base Salary" shall have the meaning specified in Section 3.1.

         "Board of Directors" shall mean the Board of Directors of the Company.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Compensation Committee" shall mean the Compensation Committee of the Board of Directors or such other entity as may be designated for a particular function by the Board of Directors.

         "Confidential Information" shall have the meaning specified in Section 5.1(a).



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         "Continuation Period" shall have the meaning specified in Section
4.4(b).

         "Disability" shall mean a physical or mental condition of Employee that, in the good faith judgment of not less than a majority of the entire membership of the Board of Directors, prevents Employee from being able to perform the services required under this Agreement and which results in the Employee becoming eligible for long-term disability benefits (if such benefits are provided by the Company). If any dispute arises as to whether a Disability has occurred, or whether a Disability has ceased and the Employee is able to resume duties, then such dispute shall be referred to a licensed physician appointed by the president of the Medical Society or similar organization in Washington, D.C., at the request of either party. The Employee shall submit to such examinations and provide information as such physician may request and the determination of such physician as to the Employee's physical or mental condition shall be binding and conclusive on the parties. The Company shall pay the cost of any such physician and examination.

         "Dispute" shall have the meaning specified in Article 6.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Executive Officers" shall refer to the President, the Chairman of the Board, the Vice-Chairman of the Board, all Executive Vice Presidents and all other officers designated as Executive Officers by the Board of Directors.

         "Expiration Date" shall have the meaning specified in Section 2.2.

         "Good Reason" shall mean any of the following:

         (1) without Employee's express written consent, a material adverse alteration in the nature or status of Employee's position, functions, duties or responsibilities with the Company;

         (2) a material breach by the Company of any material provision of this Agreement which, if capable of being remedied, remains unremedied for more than 15 days after written notice thereof is given by Employee to the Company;

         (3) without Employee's express written consent, the relocation of the principal executive offices of the Company outside the greater Washington, D.C. area or the Company's requiring Employee to be based other than at such principal executive offices;

         (4) any purported termination by the Company of Employee's employment not in accordance with the provisions of this Agreement;
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         (5)      the failure of the Company to obtain any assumption agreement required by Section 7.5(a);

         (6) the amendment, modification or repeal of any provision of the Company's Certificate of Incorporation or by-laws, if such amendment, modification or repeal would materially adversely affect Employee's rights to indemnification by the Company;

         (7) change of control of the Company that would result in the control of 25% or more of the Company's voting shares by one Person or a group of Persons acting in concert other than such entities as may own voting securities as of August 28, 1997; or

         (8) the determination by the Employee that there exists a significant difference between the Employee and the Board of Directors regarding either the method of operating the Company or the direction of the Company.

         "IPO" shall mean the initial underwritten public offering of the securities of the Company, which became effective on August 29, 1997.

         "ISO Plan" shall have the meaning specified in Section 3.3.

         "Misconduct" shall mean (1) the willful and continued failure by Employee to perform substantially his duties described in Section 2.3 (other than any such failure resulting from Employee's incapacity due to physical or mental illness) after two (2) written notices of such failure have been given to Employee by the Company's Board of Directors and Employee has had a reasonable period (not to exceed 15 days from the second notice) to correct such failure; or (2) the commission by Employee of acts that are dishonest and demonstrably injurious to the Company (monetarily or otherwise) in any material respect. For purposes of this definition, (i) no act or failure to act on Employee's part shall be considered "Misconduct" if done or omitted to be done by Employee in good faith and in the reasonable belief that such act or failure to act was in the best interest of the Company or in furtherance of Employee's duties and responsibilities described in Section 2.3 and (ii) no disagreements between the Board of Directors and the Employee regarding the direction or the operations of the Company shall be construed as "Misconduct" and, further, material breaches or violations by Employee of any material provision of this Agreement or any material violation by the Employee of the Company's employment policy manual shall be defined as "Misconduct."

         "Notice of Discontinuance" shall have the meaning specified in Section 2.2.

         "Notice of Employment Continuation" shall mean a notice delivered in accordance with Section 4.11.

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                                      -4-


         "Notice of Termination" shall mean a notice purporting to terminate Employee's employment in accordance with Section 4.1 or 4.2. Such notice shall specify the effective date of such termination, which date shall not be less than 30 (one (1) day in the case of a termination by the Company for Misconduct) or more than 60 days after the date such notice is given. If such termination is by Employee for Good Reason or by the Company for Disability or Misconduct, such notice shall set forth in reasonable detail the reason for such termination and the facts and circumstances claimed to provide a basis therefor. Any notice purporting to terminate Employee's employment which is not in compliance with the requirements of this definition shall be ineffective.

         "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust and an unincorporated organization.

         "Target Bonus" shall have the meaning specified in Section 3.2.

         "Term" shall have the meaning specified in Section 2.2.

         "Termination Date" shall mean the termination date specified in a Notice of Termination delivered in accordance with this Agreement.

         1.2. Interpretations

              (a) In this Agreement, unless a clear contrary intention appears,
(i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) reference to any Article or Section, means such Article or Section hereof, (iii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term, and (iv) where any provision of this Agreement refers to action to be taken by either party, or which such party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such party.

              (b) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                                   ARTICLE 2
                  Employment: Term, Positions and Duties, Etc.

         2.1. Employment

         The Company agrees to employ Employee and Employee agrees to accept employment with the Company, in each case on the terms and conditions set forth in this Agreement.

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                                      -5-


         2.2. Term of Employment

         Unless sooner terminated pursuant to Article 4, the term of Employee's employment under this Agreement (the "Term") shall continue until the fifth anniversary of the IPO (the "Expiration Date"); provided, however, that on the third anniversary of the IPO and on each anniversary thereafter (each such anniversary being an "Extension Anniversary"), the Expiration Date shall be automatically extended one additional year unless, at least six months prior to an Extension Anniversary, (i) either party shall give written notice to the other (a "Notice of Discontinuance") that no such automatic extension shall occur on the next succeeding Extension Anniversary and each Extension Anniversary thereafter, or (ii) either party shall give a Notice of Termination to the other party pursuant to Section 4.1 or 4.2, as the case may be. No Notice of Discontinuance given by the Company shall be effective unless given pursuant to instructions set forth in a resolution duly adopted by the affirmative vote of at least a majority of the entire membership of the Board of Directors.

         2.3. Positions and Duties

              (a) While employed hereunder, Employee shall serve as the Vice-Chairman of the Board of Directors of the Company. The duties as Vice-Chairman shall be (i) to serve as Chairman of the Board of Directors in the Chairman's absence or inability to serve, (ii) to introduce other Executive Officers of the Company to and facilitate communications with principal stockholders and prospective stockholders of the Company, (iii) to serve as a member of the Executive Committee of the Board of Directors and the Company's Credit Committee and (iv) such additional duties and responsibilities commensurate with such office as from time to time may be reasonably assigned to him by the Board of Directors; provided, that such additional duties and additional duties that may be assigned to the Employee pursuant to the Company's By-laws shall not be inconsistent with or impose material additional duties on the Employee than the duties set forth in clauses (i)-(iii) above. While employed hereunder, Employee shall (i) report directly to the Board of Directors of the Company and (ii) observe and comply with all lawful policies, directions and instructions of the Board of Directors that are consistent with the foregoing provisions of this paragraph (a).

              (b) The Company agrees to use its reasonable best efforts to cause Employee to be elected or appointed, or re-elected or re-appointed, as a member of the Board of Directors and the Executive Committee of the Board of Directors (if such a committee exists) and a nonvoting ex officio member all other committees, other than the Compensation Committee, at all times during the Term.

              (c) While employed hereunder, Employee shall devote such portion of his business time, attention, skill and efforts as is necessary to complete the faithful and efficient performance of his duties hereunder. It is acknowledged and agreed that Employee serves as the Chairman of the Board and Chief Executive Officer of American Security Inc., a Delaware corporation ("AMSE"), and that, in connection with the initial public offering of AMSE, Employee will enter into an Employment Agreement


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                                      -6-


whereunder Employee shall be required to devote a substantial portion of his business time, attention, skill and efforts to the faithful and efficient performance of his duties thereunder and not accept employment with any Person (other than the Company). Accordingly, the Company agrees that Employee's undertakings with respect to AMSE are authorized and consistent with Employee's undertakings to the Company (as the same are amended hereby), and that the Company hereby releases Employee from any obligation to the Company not expressly set forth in this Agreement. In addition, Employee may engage in the following activities: (i) serve on corporate, civic, religious, educational or charitable boards or committees and (ii) manage his personal investments including being a consultant, board member or adviser, to such investments and activities.

              (d) While employed hereunder and subject to his rights under
Section 2.3(c), Employee shall conduct himself in such a manner as not to knowingly prejudice, in any material respect, the reputation of the Company in the fields of business in which it is engaged or with the investment community or the public at large.

         2.4. Place of Employment

         Employee's place of employment hereunder shall be at the Company's principal executive offices in the greater Washington, D.C. area or such other area that is mutually agreeable to both parties.

                                   ARTICLE 3
                            Compensation and Benefits

         3.1. Base Salary

              (a) For services rendered by Employee under this Agreement, the Company shall pay to Employee an annual base salary ("Base Salary") of $150,000. The Board of Directors or its Compensation Committee shall review the Base Salary at least annually and may adjust the amount of the Base Salary at any time as the Board of Directors or the Compensation Committee may deem appropriate in their sole discretion.

              (b) The Base Salary shall be payable in accordance with the Company's payroll practice for Executive Officers as earned.

         3.2. Annual Bonus Plan

         During the Term, the Company shall maintain and the Employee shall be entitled to participate in an incentive bonus plan (the "Annual Bonus Plan") which will be determined by the Board of Directors, which will provide for the payment of cash bonuses to eligible executives of the Company at specified times during the year and within 90 days of the end of each fiscal year based on the Company's financial performance and other appropriate factors for that year or a portion thereof. Under the Annual Bonus Plan, Employee shall be eligible to earn a target bonus (the "Target Bonus") each year equal to 200% of Employee's Base Salary for such year based on

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                                      -7-

criteria established by the Compensation Committee, and the performance of the Company against such criteria. The establishment of such criteria and of the necessary performance targets for partial or full earning of the Target Bonus shall be at the sole reasonable discretion of the Compensation Committee; provided, however, that Employee shall be entitled to a Target Bonus each year equal to at least five percent (5%) of the maximum Target Bonus. During the calendar year 1997 and the year in which the Expiration Date occurs, the Target Bonus which would be payable shall be prorated and paid based on the number of days in such year actually occurring during the Term.

         3.3. Long-term Incentive Compensation

         The Company has established the 1997 Stock Option Plan (as amended from time to time, the "ISO Plan"), which provides key employees of the Company with ownership interests in the Company (the "ISO Plan"). Under the ISO Plan, Employee was granted options to purchase 608,782 shares of common stock. To the extent permissible, such options shall be characterized as Incentive Stock Options as defined in Section 422 of the Code. In addition, as of even date herewith, the Company and the employee have entered into an Option Exercise Agreement (the "Option Exercise Agreement") and a Split Dollar Agreement (the "Split Dollar Agreement") pursuant to which the Employee exercised such options, the Company lent certain amounts to the Employee used in connection with such exercise and a split dollar variable life insurance policy program was established to provide collateral for such loans and to provide further benefits to the Employee. The Employee shall participate in all other long-term compensation incentive plans of the Company in accordance with their terms, except that while other Executive Officers may receive additional options under the ISO Plan and other long-term incentive stock options, stock appreciation rights and other similar programs adopted subsequent to the IPO, Employee has no expectation of or right to additional options or participation in such plans.

         3.4. Vacation

         While employed hereunder, Employee shall be entitled to vacation benefits in accordance with the vacation policy adopted by the Company from time to time for senior executives in general, but in no event shall Employee's annual vacation be less than four weeks or such greater number of vacation days as the Board of Directors may approve from time to time in its sole discretion. Employee shall not be entitled to accumulate and carryover unused vacation time from year to year, except to the extent permitted in accordance with the Company's vacation policy for senior executives in general, nor shall Employee be entitled to compensation for unused vacation time except as provided in
Section 4.3(a).

         3.5. Business Expenses

         The Company shall, in accordance with the rules and policies that it may establish from time to time for senior executives, reimburse Employee for business expenses reasonably incurred in the performance of Employee's duties. Requests for



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                                      -8-

reimbursement for such expenses must be accompanied by appropriate documentation. Examples of reimbursable expenses include parking, mileage charges, air fares and hotel accommodations while traveling on Company business.

         3.6. Other Benefits

         Employee shall be entitled to receive all employee benefits, fringe benefits and other perquisites that may be offered by the Company to its Executive Officers as a group, including, without limitation, (i) participation by Employee and, where applicable, Employee's dependents, in the various employee benefit plans or programs (including, without limitation, pension plans, profit sharing plans, stock plans, health plans, life insurance, parking and disability insurance) generally provided to Executive Officers of the Company, subject to meeting the eligibility requirements with respect to each of such benefit plans or programs, (ii) club memberships, (iii) automobile allowances, and (iv) financial planning allowances. However, nothing in this
Section 3.6 shall be deemed to prohibit the Company from making any changes in any of the plans, programs or benefits described herein, provided such changes apply to all similarly situated Executive Officers.

         3.7. Indemnification

         The Company agrees to defend, indemnify and hold harmless the Employee from and against any liability and expenses arising by reason of Employee's acting as a director or officer of the Company or any Company subsidiary or affiliate, or any portfolio company of the Company, in accordance with and to the fullest extent permitted by law. The Company shall maintain Directors and Officers liability insurance for the Employee in such amounts of coverage as are reasonably available to the Company and to the extent such is attainable at reasonable cost and are permitted by law.

                                   ARTICLE 4
                            Termination of Employment

         4.1. Termination by Employee

         Employee may, at any time prior to the Expiration Date, terminate his employment hereunder for any reason by delivering a Notice of Termination to the Chairman of the Board of Directors.

4.2.     Termination by the Company

         The Company may, at any time prior to the Expiration Date, terminate Employee's employment hereunder for any reason by delivering a Notice of Termination to Employee; provided, however, that in no event shall the Company be entitled to terminate Employee's employment prior to the Expiration Date unless the Board of Directors shall duly adopt, by the affirmative vote of at least a majority of the entire membership of the Board of Directors, a resolution authorizing such termination Should


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                                      -9-


the Company deliver a Notice of Termination, the Employee may within five days of such notice resign in lieu of being terminated, but such resignation shall otherwise be treated as a termination by the Company for purposes of this
Article 4.


         4.3. Payment of Accrued Base Salary, Vacation Pay, etc.

              (a) Promptly upon the termination of Employee's employment for any reason (including death), the Company shall pay to Employee (or his estate) a lump sum amount for (i) any unpaid Base Salary earned hereunder prior to the Termination Date, (ii) all unused vacation time accrued by Employee as of the Termination Date in accordance with Section 3.4, (iii) all unpaid benefits earned or vested, as the case may be, by Employee as of the Termination Date under any and all incentive or deferred compensation plans or programs of the Company and (iv) any amounts in respect of which Employee has requested, and is entitled to, reimbursement in accordance with Section 3.5.

              (b) A termination of Employee's employment in accordance with this Agreement shall not alter or impair any of Employee's accrued rights or benefits as of the Termination Date under any employee benefit plan or program maintained by the Company, in each case except as provided therein or in any written agreement entered into between the Company and Employee pursuant thereto.

         4.4. Additional Rights in Connection With Disability

         In the event that the Company terminates an Employee by delivering a Notice of Termination to Employee stating that such Termination is by reason of a Disability, the Employee shall be entitled to the benefits and payments set forth in this Section 4.4 in addition to such other applicable rights as may be provided elsewhere in this Agreement:

              (a) Base Salary and Target Bonus. The Company shall continue to pay to Employee the Base Salary in effect as of the date on which the Notice of Termination was delivered for two (2) years following the Termination Date (but in no event less than 365 days) (such period being the "Continuation Period") which amount shall be reduced by any amount payable to Employee under any disability plan maintained by the Company for the benefit of Employee. In addition, the Employee shall be entitled to continue to participate in the Annual Bonus Plan for two (2) years following the Termination Date with the second anniversary of the Termination Date being the Expiration Date for purposes of Section 3.2.

              (b) Insurance Benefits, etc. The Company shall at all times during the Continuation Period, without charge to Employee or Employee's dependents, cause Employee and Employee's eligible dependents to be covered by and to participate in, to the fullest extent allowable under the terms thereof, all life, accidental death and dismemberment and health insurance plans and programs that may be offered to the senior officers of the Company so that Employee will receive, at all times during the

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Continuation Period, the same benefits under such plans and programs as Employee would have been entitled to receive had he remained an Executive Officer of the Company. In no event shall Employee's continuation period for purposes of Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("COBRA"), begin prior to the end of Employee's coverage under the Company's group health plan as provided in this paragraph (b).

              (c) Options. All loans to the Employee in connection with the prior exercise of any options under the ISO Plan (or similar plan) shall be due and payable within 60 days of employment termination.

         Should the Employee's Disability end during the pendency of the Term, the Company may discontinue the payments contemplated by this Section 4.4 if it offers to reemploy Employee under the terms of this Agreement, but no such offer shall affect the terms of Section 4.4(c) above.

         4.5. Additional Rights in Connection With Terminations by Employee for Good Reason or by the Company for Other than Misconduct or Disability

         In the event that Employee terminates his employment pursuant to
Section 4.1 for Good Reason or if the Company terminates Employee's employment with the Company pursuant to Section 4.2 for other than Misconduct or a Disability, the Employee shall be entitled to the payments and benefits set forth in this Section 4.5 in addition to such other applicable rights as may be provided elsewhere in this Agreement:

              (a) Base Salary and Target Bonus. The Company shall continue to pay to Employee the Base Salary in effect as of the date on which the Notice of Termination for the Continuation Period. In addition, the Employee shall be entitled to continue to participate in the Annual Bonus Plan for two (2) years following the Termination Date with the second anniversary of the Termination Date being the Expiration Date for purposes of Section 3.2. The amount payable to Employee under this paragraph (a) is in lieu of, and not in addition to, any severance payment due to or become due to Employee under any separate agreement or contract between Employee and the Company or pursuant to any severance payment plan, program or policy of the Company.

              (b) Insurance Benefits, etc. The Company shall at all times during the Continuation Period, without charge to Employee or Employee's dependents, cause Employee and Employee's eligible dependents to be covered by and to participate in, to the fullest extent allowable under the terms thereof, all life, accidental death and dismemberment and health insurance plans and programs that may be offered to the senior officers of the Company so that Employee will receive, at all times during the Continuation Period, the same benefits under such plans and programs as Employee would have been entitled to receive had he remained an Executive Officer of the Company; provided, however, in the event Employee becomes covered during the Continuation Period by another employer's group plan or programs which provide


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                                      -11-


benefits to Employee and his dependents comparable to those being provided to Employee under this paragraph (b) (provided with respect to any such group health plan, such plan does not contain any exclusion or limitation with respect to any pre-existing conditions), then the Company's similar plans and programs shall no longer be liable for any benefits under this paragraph (b). In no event shall Employee's COBRA continuation period begin prior to the end of Employee's coverage under the Company's group health plan as provided in this paragraph
(b).

              (c) Options. All options of the Employee under the ISO Plan (or similar plan) that have not vested as of Employee's Termination Date shall vest and shall become immediately exercisable. All loans to the Employee in connection with the prior exercise of any options under the ISO Plan (or similar plan) shall be due and payable within 60 days of employment termination.

              (d) Release. Notwithstanding anything in this Section 4.5 to the contrary, as a condition to the receipt of any benefit under this Section 4.5, Employee must first execute and deliver to the Company a mutual release as set out in exhibit 4.5(d) hereto (which the Company shall be obligated to execute upon Employee's delivery thereof), releasing the Company, its officers, Board of Directors, employees and agents from any and all claims and from any and all causes of action of any kind or character that Employee may have arising out of Employee's employment with the Company or the termination of such employment, but excluding any claims and causes of action that Employee may have arising under or based upon this Agreement.

         4.6. Additional Rights in the Event of Death

         In the event that the Employee's employment is terminated as a result of his death, the Employee's estate and/or his beneficiaries shall be entitled to the payments and benefits set forth in this Section 4.6 in addition to such other applicable rights as may be set forth elsewhere in this Agreement:

              (a) Target Bonus. The Employee's estate shall be entitled to receive the Target Bonus that the deceased employee would have been entitled to have received in the year in which the death occurred.

              (b) Insurance Benefits, etc. The Company shall pay the cost for dependents of the Employee for insurance coverage that they are entitled to obtain from the Company following the Employee's death pursuant to COBRA but not less than 18 months.

              (c) Options. All options of the Employee under the ISO Plan (or similar plan) that have not vested as of Employee's death and that would vest within one year thereof shall vest immediately upon the Employee's death and shall remain exercisable by the Employee's estate for the shorter of 18 months following the Employee's death and their original term. All loans to the Employee in connection with the prior exercise of any options under the ISO Plan (or similar plan) shall be due the earlier of 60 days following the Employee's death and their original term.

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                                      -12-


         4.7. Additional Rights in the Event of Termination by Resignation Other than for Good Reason

         In the event that the Employee terminates his employment pursuant to
Section 4.1 without Good Reason, he shall be entitled to the rights set forth in this Section 4.7 in addition to such other applicable rights as may be set forth elsewhere in this Agreement:

Options. All loans to the Employee in connection with the prior exercise of any options under the ISO Plan (or similar plan) be due and payable within 60 days of employment termination.

         4.8. Additional Rights in the Event of Termination for Employee's Misconduct

         In the event that the Company terminates Employee's employment with the Company pursuant to Section 4.2 for Employee's Misconduct, Employee shall be entitled to the rights set forth in this Section 4.8 in addition to such other applicable rights as may be set forth elsewhere in this Agreement:

              (a) Options. All previously vested options under the ISO Plan shall remain exercisable for the shorter of 90 days following the Termination Date and their original term. All loans to the Employee in connection with the prior exercise of any options under the ISO Plan (or similar plan) shall be due the earlier of 60 days following the Employee's Termination Date and their original term.

         4.9. Non-exclusivity of Rights

         Nothing in this Agreement shall prevent or limit Employee's continuing or future participation in any plan, program, policy or practice provided by the Company for which Employee may qualify, nor shall anything herein limit or otherwise affect such rights as Employee may have under any other contract or agreement with the Company. Amounts which are vested benefits or which Employee is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Termination Date shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

         4.10. Company to Pay Benefits During Pendency of Dispute

         Either party may, within ten (10) days after its receipt of a Notice of Termination given by the other party or a Notice of Employment Continuation from the Employee specifying that Good Reason exists, provide notice to the other party that a dispute exists concerning the circumstances set forth in such notice, in which event such dispute shall be resolved in accordance with Article
6. Notwithstanding the pendency of any such dispute and notwithstanding any provision herein to the contrary, the Company will (i) continue to pay Employee the Base Salary in effect when the notice giving rise to the


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                                      -13-


dispute was given and (ii) continue Employee as a participant in all compensation and benefit plans in which Employee was participating when the notice giving rise to the dispute until the dispute is finally resolved or, with respect to a Notice of Employee, the date of termination specified in such notice, if earlier, but, in each case, not past the Expiration Date. If (x)(i) the Company gives a Notice of Termination to Employee and (ii) Employee disputes the termination as contemplated by this Section 4.10, or (y)(i) the Employee gives a Notice of Termination for Good Reason or a Notice of Employment Continuation specifying that Good Reason exists and (ii) the Company disputes that Good Reason exists as contemplated by this Section 4.10, and, in either case, (z) such dispute is finally resolved in favor of the Company in accordance with Article 6, then Employee shall be required to repay to the Company amounts paid to Employee under this Section 4.10 (including the value of benefits received) but only if, and to the extent, Employee is not otherwise entitled to receive such amounts under this Agreement. The period for the delivery of a Notice of Employment Continuation shall be extended in the event of the delivery of a notice in accordance with the first sentence of this Section 4.10 until thirty (30) days following the resolution of such dispute.

         4.11. Employment Continuation.

         If the Employee has a "Purchase Note" outstanding under the Exercise Agreement, the Employee is entitled to receive Deferred Payments under Section 5.3(c) of the Exercise Agreement or the "Unamortized Premium Payment" under the Split Dollar Agreement is greater than zero, the Employee shall have the right either (i) in lieu of delivering a Notice of Termination in accordance with
Section 4.1 or (ii) within thirty (30) days of the Company's delivery of a Notice of Termination in accordance with Section 4.2 (other than in connection with a Termination for Employee's Misconduct), to deliver a Notice of Employment Continuation. If applicable, the Employee may specify in such Notice of Employment Continuation that Good Reason exists. The period for delivery of a Notice of Employment Continuation shall be subject to extension in accordance with Section 4.10. Upon the delivery of a Notice of Employment Continuation, this Agreement shall terminate and be of no further force or effect and Employee's employment with the Company shall be governed instead by a Supplemental Employment Agreement in the form of Exhibit 4.11 hereto that will be executed and delivered by the Company and the Employee immediately upon the delivery of such Notice of Employment Continuation.



                                   ARTICLE 5
                  Confidential Information and Non-Solicitation

         5.1. Confidential Information

              (a) Employee recognizes that the services to be performed by him hereunder are special, unique, and extraordinary and that, by reason of his employment with the Company, he may acquire Confidential Information concerning the operation of the Company, the use or disclosure of which would cause the Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Employee agrees that he will not (directly or indirectly) at any time, whether during or after his employment hereunder, (i) knowingly use for an improper personal benefit or for the benefit of another Person with whom Employee is affiliated any Confidential Information that he may learn or has learned by reason of his employment with the Company or (ii) disclose any such Confidential Information to any Person except (A) in the performance of his obligations to the Company hereunder, (B) as required by applicable law, (C) in connection with the enforcement of his rights under this Agreement, (D) in connection with any disagreement, dispute or litigation (pending or threatened) between Employee and the Company or (E) with the prior written consent of the Board of Directors. As used herein, "Confidential Information" includes information with respect to Subject Investments (as defined herein, but excluding for purposes of this Section 5.1 information concerning US Investigations Services, Inc. ("USIS") or information provided by
USIS); provided, however, that such term, shall not include any information that
(x) is or becomes generally known or available other than as a result of a disclosure by Employee, (y) is or becomes known or available to Employee on a non-confidential basis from a source (other than the Company) which, to Employee's knowledge, is not prohibited from disclosing such information to Employee by a legal, contractual, fiduciary or other obligation to the Company or (z) with regard to Subject Investments, is or becomes known or available to Employee other than by or through the Company.

              (b) Employee confirms that all Confidential Information is the exclusive property of the Company. All business records, papers and documents kept or made by Employee while employed by the Company relating to the business of the Company shall be and remain the property of the Company at all times. Upon the request of the Company at any time, Employee shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made by Employee or coming into his possession while employed by the Company concerning the business or affairs of the Company other than personal materials, records and documents (including notes and correspondence) of Employee not containing proprietary information relating to such business or affairs. Notwithstanding the foregoing, Employee shall be permitted to retain copies of, or have access to, all such materials, records and documents relating to any disagreement, dispute or litigation (pending or threatened) between Employee and the Company.

              (c) The Company recognizes that the Employee maintains his contacts and his domain name "DAVIDGLADSTONE.COM" on the computer system and that the list of contacts and his domain name will remain the exclusive ownership of the Employee and that information shall not be deemed confidential or subject to the terms of sections 5.1 or 5.2.

         5.2. Covenant Not to Compete or Solicit

              (a) While employed hereunder and for the period of (i) one (1) year thereafter or (ii) two (2) years after the Termination Date, if this Agreement is terminated earlier and the Employee is entitled to receive compensation and benefits under Section

4.5 (the "Restricted Period"), Employee, unless he receives the prior written consent of the Board of Directors shall not own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any Person (each, a "Subject Person") (i) that competes with the Company or any wholly-owned subsidiary of the Company in investing or consulting with small or medium sized businesses in the United States with regard to change in control transactions, a result of which is an employee stock ownership plan that owns more than 15% of the subject business or
(ii) that solicits, for the purpose of providing debt or equity financing, or provides debt or equity financing to any Person (each, a "Subject Investment")
(A) who is listed on Appendix A hereto, (B) to whom the Company or a wholly-owned subsidiary of the Company is currently a lender or in which the Company or a subsidiary of the Company is currently an investor other than as a result of the ownership of publicly-traded securities or (C) where the Employee first learns of a lending or investing opportunity with regard to such Person from or through the Company. The Board of Directors shall not unreasonably withhold its consent to a transaction whereby a Subject Person would purchase a controlling interest in a Subject Investment, provided that in connection with such a purchase, the Company receives an aggregate fee (whether from the efforts of Employee or otherwise) computed at the sum of three-quarters of one percent (0.75%) of the purchase consideration up to a maximum of $1,750,000.

              (b) Employee has carefully read and considered the provisions of this Section 5.2 and, having done so, agrees that the restrictions set forth in this Section 5.2 (including the Restricted Period, scope of activity to be restrained and the geographical scope) are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, employees, creditors and shareholders. Employee understands that the restrictions contained in this Section 5.2 may limit his ability to engage in a business similar to the Company's business, but acknowledges that he will receive sufficiently high remuneration and other benefits from the Company hereunder to justify such restrictions.

              (c) During the Restricted Period, Employee shall not, whether for his own account or for the account of any other Person (excluding the Company), intentionally (i) solicit, endeavor to entice or induce any employee of the Company to terminate his employment with the Company or accept employment with anyone else or (ii) interfere in a similar manner with the business of the Company, except for those employees who the Company and Employee agree are exempt from the applicability of this paragraph at the time of hiring.

              (d) In the event that any provision of this Section 5.2 relating to the Restricted Period or the areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, the Restricted Period or areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or areas.

         5.3. Stock Ownership

         Nothing in this Agreement shall prohibit Employee from acquiring or holding any issue of stock or securities of any Person that has any securities registered under Section 12 of the Exchange Act, listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc. so long as (i) Employee is not deemed to be an "affiliate" of such Person as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended, and (ii) Employee and members of his immediate family do not own or hold more than 3% of any voting securities of any such Person.

         5.4. Injunctive Relief

         Employee acknowledges that a breach of any of the covenants contained in this Article 5 may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, any payments remaining under the terms of this Agreement shall cease and the Company shall be entitled to obtain a temporary restraining order or a preliminary or permanent injunction restraining Employee from engaging in activities prohibited by this Article 5 or such other relief as may required to specifically enforce any of the covenants contained in this Article 5. Employee agrees to and hereby does submit to in personam jurisdiction before each and every such court for that purpose.

                                   ARTICLE 6
                               Dispute Resolution

         In the event a dispute shall arise between the parties as to whether the provisions of this Agreement have been complied with (a "Dispute"), the parties agree to resolve such Dispute in accordance with the following procedure:

              (a) A meeting shall be held promptly between the Parties, attended by (in the case of the Company) by one or more individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

              (b) If, within 10 days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, the parties agree to submit the Dispute to mediation in accordance with the Commercial Mediation Rules of the American Arbitration Association except that Disputes with regard to the existence of a Disability shall be resolved in accordance with the definition of the term "Disability" above.

              (c) The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the American Arbitration Association if they have been unable to agree upon such appointment within 10 days following the 10-day period referred to in clause (b) above.

              (d) Upon appointment of the mediator, the parties agree to participate in good faith in the mediation and negotiations relating thereto for 15 days.

              (e) If the parties are not successful in resolving the Dispute through mediation within such 15-day period, the parties agree that the Dispute shall be settled by arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association.

              (f) The fees and expenses of the mediator/arbitrators shall be borne solely by the non-prevailing party or, in the event there is no clear prevailing party, as the mediator/arbitrators deem appropriate.

              (g) The Company shall reimburse Employee, on a current basis, for 50% of all reasonable legal fees and expenses, if any, incurred by Employee in connection with any Dispute; provided, however, that in the event the resolution of such Dispute in accordance with this Article 6 includes a finding denying, in all material respects, Employee's claims in such Dispute, Employee shall be required to reimburse the Company, over a period not to exceed 12 months from the date of such resolution, for all sums advanced to Employee with respect to such Dispute pursuant to this paragraph (g).

              (h) Except as provided above, each party shall pay its own costs and expenses (including, without limitation, attorneys' fees) relating to any mediation/arbitration proceeding conducted under this Article 6.

              (i) All mediation/arbitration conferences and hearings will be held in the greater Washington, D.C. area.

              (j) In the event there is any disputed question of law involved in any arbitration proceeding, such as the proper legal interpretation of any provision of this Agreement, the arbitrators shall make separate and distinct findings of all facts material to the disputed question of law to be decided and, on the basis of the facts so found, express their conclusion of the question of law. The facts so found shall be conclusive and binding on the parties, but any legal conclusion reached by the arbitrators from such facts may be submitted by either party to a court of law for final determination by initiation of a civil action in the manner provided by law. Such action, to be valid, must be commenced within 20 days after receipt of the arbitrators' decision. If no such civil action is commenced within such 20-day period, the legal conclusion reached by the arbitrators shall be conclusive and binding on the parties. Any such civil action shall be submitted, heard and determined solely on the basis of the facts found by the arbitrators. Neither of the parties shall, or shall be entitled to, submit any additional or different facts for consideration by the court. In the event any civil action is commenced under this paragraph (b), the party who prevails or substantially prevails (as determined by the court) in such civil action shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection with such action and on appeal.

              (k) Except as limited by paragraph (b) above, the parties agree that judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. In the event legal proceedings are commenced to enforce the rights awarded in an arbitration proceeding, the party who prevails or substantially prevails in such legal proceeding shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection with such legal proceeding and on appeal.

              (l) Except as provided above, (i) no legal action may be brought by either party with respect to any Dispute and (ii) all Disputes shall be determined only in accordance with the procedures set forth above.

                                   ARTICLE 7
                                  Miscellaneous

         7.1. No Mitigation or Offset

         The provisions of this Agreement are not intended to, nor shall they be construed to, require that Employee mitigate the amount of any payment provided for in this Agreement by seeking or accepting other employment, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by Employee as the result of employment by another employer or otherwise. Without limitation of the foregoing, the Company's obligations to make the payments to Employee required under this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against Employee, except that the Company may deduct from any amount required to be reimbursed to the Company by Employee under Section 4.7 or
Article 6(a) the amount of any payment which the Company is then required to make to Employee hereunder.

         7.2. Assignability

         The obligations of Employee hereunder are personal and may not be assigned or delegated by Employee or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder as provided in Section 7.5.

         7.3. Notices

         All notices and all other communications provided for in the Agreement shall be in writing and addressed (i) if to the Company, at its principal office address or such other address as it may have designated by written notice to Employee for purposes hereof, directed to the attention of the Board of Directors with a copy to the Secretary of the Company and (ii) if to Employee, at his residence address on the records of the

Company or to such other address as he may have designated to the Company in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, except that any notice of change of address shall be effective only upon receipt.

         7.4. Severability

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         7.5. Successors: Binding Agreement

              (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonable acceptable to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used herein, the term "Company" shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section
7.5 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

              (b) This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If Employee should die while any amounts would be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee or, if there be no such designee, to Employee's estate.

         7.6. Tax Matters

              (a) The Company shall withhold from all payments hereunder all applicable taxes (federal, state or other) which it is required to withhold therefrom unless Employee has otherwise paid (or made other arrangements satisfactory) to the Company the amount of such taxes.

              (b) Notwithstanding anything to the contrary in this Agreement, in the event that any payment or distribution by Company or any affiliate of Company to or for the benefit of Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are hereinafter collectively referred to as the "Excise Tax"), Company shall pay to Employee an additional payment (a "Gross-up Payment") in an amount such that after payment by Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed on any Gross-up Payment, Employee retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Payments. Company and Employee shall make an initial determination as to whether a Gross-up Payment is required and the amount of any such Gross-up Payment. Employee shall notify Company immediately in writing of any claim by the Internal Revenue Service which, if successful, would require Company to make a Gross-up Payment (or a Gross-up Payment in excess of that, if any, initially determined by Company and Employee) promptly and in any event within 15 days of the receipt of such claim. Company shall notify Employee in writing at least five days prior to the due date of any response required with respect to such claim if it plans to contest the claim. If Company decides to contest such claim, Employee shall cooperate fully with Company in such action; provided, however, Company shall bear and pay directly or indirectly all costs and expenses (including additional interest and penalties) incurred in connection with such action and shall indemnify and hold Employee harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of Company's action. If, as a result of Company's action with respect to a claim, Employee receives a refund of any amount paid by Company with respect to such claim, Employee shall promptly pay such refund to Company. If Company fails to timely notify Employee whether it will contest such claim or Company determines not to contest such claim, then Company shall immediately pay to Employee the portion of such claim, if any, which it has not previously paid to Employee.


         7.7. Amendments and Waivers

         No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such member of the Board of Directors as may be specifically authorized by the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         7.8. Entire Agreement, Termination of Other Agreements

         This Agreement is an integration of the parties' agreement and no agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

         7.9. Governing Law

         THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISION.

         7.10. Counterparts

         This Agreement may be executed in or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.


                                      AMERICAN CAPITAL STRATEGIES, LTD.



                                      By:         /s/
                                         -------------------------
                                         Malon Wilkus, President



                                      EMPLOYEE:



                                                    /s/
                                      ---------------------------
                                      David Gladstone
                                      1161 Crest Lane
                                      McLean, VA 22101

                                   APPENDIX A
                           CERTAIN SUBJECT INVESTMENTS



US Investigations Services, Inc.

Arrow Shirt Company

Gans Tire, Inc.

National Forge Co.

Those entities listed below from the Company deal stream report dated August __, 1998:

7-Iron - 02
Piedmont - 91
Porky - 54
Bike - 97
Fast - 63
Tyco - 59
Bicycle - 22
Cowboy
Knish
Cats
Blue Angel - 18
Expansion - 82
Tonka - 25
Shamu
On Time - 30
Horse
Sweepstakes
Nightlight - 5
Portage - 94
Knights - 57
Cheese
Laurel - 17
Homestead
Spurs - 98
Wire - 65
Upstream - 87
Robinson
Suround - 62
Dough - 53
Bridge - 92

                                                                   EXHBIT 4.5(d)

                                RELEASE AGREEMENT


             THIS RELEASE AGREEMENT (the "Agreement"), is made as of the ____ day of ______, _____, by and between AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation with its principal place of business at 3 Bethesda Metro Center, Suite 860, Bethesda, Maryland (the "Corporation"), and DAVID J. GLADSTONE, an individual residing at 1161 Crest Lane, McLean, Virginia 22101 ("Gladstone").

                              W I T N E S S E T H:

             WHEREAS, the parties hereto are parties to a certain Second Amended and Restated Employment Agreement dated as of August 6, 1999 (the "Employment Agreement"); and

             WHEREAS, the execution and delivery of this Release Agreement as of the date hereof is a requirement of Section 4.5(d) thereof.

             NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

             1.  Mutual Release.

             (a) Gladstone, on his own behalf and on behalf of his heirs, representatives and assigns, hereby waives, releases, and forever and irrevocably discharges the Corporation, and its agents, attorneys, officers, directors, employees, successors and assigns (collectively, the "Corporation Released Parties") from any and all obligations, debts, demands, claims and liabilities of every kind and nature, either in law or in equity, that Gladstone may now have, may in the future have or may ever have had, against the Corporation Released Parties arising in any manner from or in any manner related, directly or indirectly, to Gladstone's service or employment as a director, officer and/or an employee of the Corporation including, without limitation, the circumstances relating to the termination thereof; excepting only the continuing obligations of the Corporation resulting from the provisions of the Employment Agreement, and the Option Exercise Agreement and the Split Dollar Agreement, each entered into by and among the parties hereto bearing the date of August 6, 1999 (collectively, the "Surviving Agreements").

             (b) The Corporation, on its own behalf and on behalf of its successors and assigns, hereby waives, releases, and forever and irrevocably discharges Gladstone, and his agents, attorneys, heirs, representatives and assigns (collectively, the "Gladstone Released Parties") from any and all obligations, debts, demands, claims and liabilities of every kind and nature, either in law or in equity, that the Corporation may now have, may in the future have or may ever have had against the Gladstone Released Parties arising in any manner from or in any manner related to, directly or indirectly, Gladstone's service or employment as a director, officer and/or an employee of the Corporation including, without limitation, the circumstances relating to the termination thereof; excepting only the continuing obligations of Gladstone resulting from the provisions of the Surviving Agreements.

             2. Miscellaneous. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof and supersedes all prior negotiations, representations and agreements, either written or oral, between them except for the Surviving Agreements. There are no conditions, agreements, or representations between the parties except those expressed herein. This Agreement may be altered, modified, amended, or repealed only by a duly executed written instrument signed by the parties hereto. This Agreement shall be governed by the law of the State of Maryland, without giving effect to the conflicts of laws provisions thereof. Each party binds himself or itself and his or its heirs, successors, legal representatives and assigns in respect to all covenants and agreements contained herein. Except as specifically contemplated herein, nothing herein shall be construed as giving any right or benefit hereunder to anyone other than the parties hereto.

             IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first hereinabove written.

                                   GLADSTONE:
WITNESS:



------------------                 ---------------------------------  (Seal)
                                   David J. Gladstone



                                   AMERICAN CAPITAL STRATEGIES, LTD.,
                                   A Delaware Corporation



                                   By:                                 (Seal)
                                      ---------------------------------
                                       Name:
                                             ---------------------------
                                       Title
                                             ---------------------------

                                                                    Exhibit 4.11

                        SUPPLEMENTAL EMPLOYMENT AGREEMENT


         THIS SUPPLEMENTAL EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of _______, ____ (the "Effective Date"), by and between AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation (the "Company"), and DAVID GLADSTONE (the "Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company and the Employee are parties to a Second Amended and Restated Employment Agreement dated as of August 6, 1999 (the "Old Agreement"), pursuant to which the Company employed the Employee on the terms and conditions set forth therein;

         WHEREAS, the Employee delivered a Notice of Employment Continuation pursuant to the Old Agreement and pursuant thereto the Old Agreement was terminated and this Agreement became effective and the parties desire to amend and restate the Old Agreement in its entirety, on the terms and conditions herein set forth; and

         WHEREAS, the parties hereto are also parties to an Option Exercise Agreement dated as of August 6, 1999 ( the "Option Exercise Agreement"), and a Split Dollar Agreement dated as of ______, 1999 (the "Split Dollar Agreement").

         NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1
                         Definitions and Interpretations

         1.1. Definitions

         For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings:

         "Base Salary" shall have the meaning specified in Section 3.1.

         "Board of Directors" shall mean the Board of Directors of the Company.

         "Compensation Committee" shall mean the Compensation Committee of the Board of Directors or such other entity as may be designated for a particular function by the Board of Directors.

         "Confidential Information" shall have the meaning specified in Section 5.1(a).

         "Continuation Period" shall have the meaning specified in Section
3.4(a).

         "Dispute" shall have the meaning specified in Article 6.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Executive Officers" shall refer to the President, the Chairman of the Board, the Vice-Chairman of the Board, all Executive Vice Presidents and all other officers designated as Executive Officers by the Board of Directors.

         "Expiration Date" shall have the meaning specified in Section 2.2.

         "ISO Plan" shall have the meaning specified in Section 3.3.

         "Misconduct" shall mean the conviction of Employee for commission of a felony that is injurious to the Company (monetarily or otherwise) in any material respect.

         "Notice of Termination" shall mean a notice purporting to terminate Employee's employment in accordance with Section 4.1 or 4.2. Such notice shall specify the effective date of such termination, which date shall not be less than 10 days (one (1) day in the case of a termination by the Company for Misconduct).

         "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust and an unincorporated organization.

         "Term"  shall have the meaning specified in Section 2.2.

         "Termination Date" shall mean the termination date specified in a Notice of Termination delivered in accordance with this Agreement.

         1.2. Interpretations

              (a) In this Agreement, unless a clear contrary intention appears,
(i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision, (ii) reference to any Article or Section, means such Article or Section hereof, (iii) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term, and (iv) where any provision of this Agreement refers to action to be taken by either party, or which such party is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such party.

              (b) The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                                   ARTICLE 2
                  Employment: Term, Positions and Duties, Etc.

         2.1. Employment

         The Company agrees to employ Employee and Employee agrees to accept employment with the Company, in each case on the terms and conditions set forth in this Agreement.

         2.2. Term of Employment

         Unless sooner terminated pursuant to Article 4, the term of Employee's employment under this Agreement (the "Term") shall continue until the later to occur of (i) repayment in full of all Payment Notes (as defined in and issued pursuant to the Option Exercise Agreement), (ii) such date as the Employer's Interest in the Policy (as such terms are defined in the Split Dollar Agreement) is zero and (iii) the expiration of the Continuation Period.

         2.3. Positions and Duties

              (a) While employed hereunder, Employee shall serve as the Assistant Secretary of the Company. The Employee's duties as Assistant Secretary shall be limited to providing consulting services to the Company with regard to matters previously attended to by the Employee as an employee of the Corporation. Nothing herein shall obligate the Employee to spend more than 10 hours per year on Company business. While employed hereunder, Employee shall report to the Board of Directors or such person as is designated by the Board of Directors.

              (b) The Company agrees to use its reasonable best efforts to cause Employee to be elected or appointed as an Assistant Secretary of the Company.

              (c) While employed hereunder, Employee shall be entitled to undertake other employment not otherwise in violation of the terms of this Agreement. It is acknowledged and agreed that Employee serves as the chairman of the Board and Chief Executive Officer of American Security, Inc., a Delaware corporation ("AMSE"), and that, in connection with the initial public offering of AMSE, Employee will enter into an Employment Agreement whereunder Employee shall be required to devote a substantial portion of his business time, attention, skill and efforts to the faithful and efficient performance of his duties thereunder and not accept employment with any Person (other than the Company). Accordingly, the Company agrees that Employee's undertakings with respect to AMSE are authorized and consistent with Employee's undertakings to the Company (as the same are amended hereby), and that the Company hereby releases Employee from any obligation to the Company not expressly set forth in this Agreement.


                                   ARTICLE 3
                            Compensation and Benefits

         3.1. Base Salary

         For services rendered by Employee under this Agreement, the Company shall pay to Employee an annual base salary ("Base Salary") of $200.

         3.2. Other Benefits

              (a) Employee shall not be entitled to receive any employee benefits, fringe benefits and other perquisites that may be offered by the Company to its officers or employees except as specifically provided herein except that Employee shall be entitled to continue participation in the benefits provided under the Split Dollar Agreement and Option Exercise Agreement.

              (b) The Company agrees to defend, indemnify and hold harmless the Employee from and against any liability and expenses arising by reason of Employee's acting as an officer of the Company, in accordance with and to the fullest extent permitted by law. The Company shall maintain directors and officers liability insurance for the Employee in such amounts of coverage as are reasonably available to the Company and to the extent such is attainable at reasonable cost and permitted by law.

         3.3. Payment of Accrued Base Salary, Vacation Pay, etc.

         The Company shall pay to Employee a lump sum amount for (i) any unpaid Base Salary earned under the Old Agreement prior to the Effective Date, (ii) all unused vacation time accrued by Employee as of the Effective Date in accordance with Section 3.4 of the Old Agreement, (iii) all unpaid benefits earned or vested, as the case may be, by Employee as of the Effective Date under any and all incentive or deferred compensation plans or programs of the Company and (iv) any amounts in respect of which Employee has requested, and is entitled to, reimbursement in accordance with Section 3.5 of the Old Agreement as of the Effective Date.

         3.4. Additional Rights in Connection With Disability

         In the event that prior to the delivery by the Employee of his Notice of Employment Continuation, the Company had delivered a Notice of Termination to

Employee stating that such Termination was for reason of a Disability, the Employee shall be entitled to the benefits and payments set forth in this
Section 3.4:

              (a) Base Salary and Target Bonus. The Company shall continue to pay to Employee the Base Salary under the Old Agreement in effect as of the date on which the Notice of Termination was delivered for two (2) years following the Effective Date (but in no event less than 365 days) (such period being the "Continuation Period") which amount shall be reduced by any amount payable to Employee under any disability plan maintained by the Company for the benefit of Employee. In addition, the Employee shall be entitled to continue to participate in the Annual Bonus Plan (as defined in the Old Agreement) for two (2) years following the Effective Date with the second anniversary of the Effective Date being the Expiration Date for purposes of Section 3.2 of the Old Agreement.

              (b) Insurance Benefits, etc. The Company shall at all times during the Continuation Period, without charge to Employee or Employee's dependents, cause Employee and Employee's eligible dependents to be covered by and to participate in, to the fullest extent allowable under the terms thereof, all life, accidental death and dismemberment and health insurance plans and programs that may be offered to the senior officers of the Company so that Employee will receive, at all times during the Continuation Period, the same benefits under such plans and programs as Employee would have been entitled to receive had he remained an Executive Officer of the Company. In no event shall Employee's continuation period for purposes of Part 6 of Title I of the Employee Retirement Income Security Act of 1974, as amended ("COBRA"), begin prior to the end of Employee's coverage under the Company's group health plan as provided in this paragraph (b).

              (c) End of Disability. Should the Employee's Disability (as defined in the Old Agreement) end during the pendency of the payments and benefits contemplated under this Section 3.4, the Company may discontinue such payments and benefits if it offers to reemploy Employee under the terms of the Old Agreement.


         3.5. Additional Rights in Connection With Terminations by Employee for Good Reason or by the Company for Other than Misconduct or Disability

         In the event that Employee delivered a statement with his Notice of Employment Continuation that Good Reason (as defined in the Old Agreement) exists or if the Company delivered a Notice of Termination pursuant to Section
4.2 of the Old Agreement and did not specify that Misconduct or a Disability exists, the Employee shall also be entitled to the payments and benefits set forth in this Section 3.5:

              (a) Base Salary and Target Bonus. The Company shall continue to pay to Employee the Base Salary under the Old Agreement in effect as of the Effective Date for the Continuation Period. In addition, the Employee shall be entitled to continue to participate in the Annual Bonus Plan for two (2) years following the Effective Date with the second anniversary of the Effective Date being the Expiration Date for purposes of Section 3.2 of the Old Agreement. The amount payable to Employee under this paragraph (a) is in lieu of, and not in addition to, any severance payment due to or become due to Employee under any separate agreement or contract between Employee and the Company or pursuant to any severance payment plan, program or policy of the Company.

              (b) Insurance Benefits, etc. The Company shall at all times during the Continuation Period, without charge to Employee or Employee's dependents, cause Employee and Employee's eligible dependents to be covered by and to participate in, to the fullest extent allowable under the terms thereof, all life, accidental death and dismemberment and health insurance plans and programs that may be offered to the senior officers of the Company so that Employee will receive, at all times during the Continuation Period, the same benefits under such plans and programs as Employee would have been entitled to receive had he remained an Executive Officer of the Company; provided, however, in the event Employee becomes covered during the Continuation Period by another employer's group plan or programs which provide benefits to Employee and his dependents comparable to those being provided to Employee under this paragraph (b) (provided with respect to any such group health plan, such plan does not contain any exclusion or limitation with respect to any pre-existing conditions), then the Company's similar plans and programs shall no longer be liable for any benefits under this paragraph (b). In no event shall Employee's COBRA continuation period begin prior to the end of Employee's coverage under the Company's group health plan as provided in this paragraph (b).

              (c) Release. Notwithstanding anything in this Section 3.5 to the contrary, as a condition to the receipt of any benefit under this Section 3.5, Employee must first execute and deliver to the Company a mutual release as set out in Exhibit 35(d) hereto (which the Company shall be obligated to execute upon Employee's delivery thereof), releasing the Company, its officers, Board of Directors, employees and agents from any and all claims and from any and all causes of action of any kind or character that Employee may have arising out of Employee's employment with the Company on or prior to the Effective Date, but excluding any claims and causes of action that Employee may have arising under or based upon this Agreement.


                                   ARTICLE 4
                            Termination of Employment

         4.1. Termination by Employee

         Employee may, at any time prior to the Expiration Date, terminate his employment hereunder for any reason by delivering a Notice of Termination to the Chairman of the Board of Directors.

         4.2. Termination by the Company

         The Company may, at any time prior to the Expiration Date, terminate Employee's employment hereunder for any reason by delivering a Notice of Termination to Employee; provided, however, that such notice may be delivered only if the Employee has committed Misconduct.

         4.3. Company to Pay Benefits During Pendency of Dispute

         The Employee, within ten (10) days after its receipt of a Notice of Termination given by the Company, provide notice to the Company that a dispute exists concerning the occurrence of Misconduct, in which event such dispute shall be resolved in accordance with Article 6. Notwithstanding the pendency of any such dispute and notwithstanding any provision herein to the contrary, the Company will (i) continue to pay Employee all salary in effect when the notice giving rise to the dispute was given and (ii) continue Employee as a participant in all compensation and benefit plans in which Employee was participating when the notice giving rise to the dispute until the dispute is finally resolved. If such dispute is finally resolved in favor of the Company in accordance with
Article 6, the Employee shall be required to repay to the Company amounts paid to Employee under this Section 4.3 (including the value of benefits received).


         4.4. Non-exclusivity of Rights.

         Nothing in this Agreement shall prevent or limit Employee's continuing or future participation in any plan, program, policy or practice provided by the Company for which Employee may qualify, nor shall anything herein limit or otherwise affect such rights as Employee may have under any other contract or agreement with the Company. Amounts that are vested benefits or that Employee is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company at or subsequent to the Effective Date shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.


                                   ARTICLE 5
                  Confidential Information and Non-Solicitation

         5.1. Confidential Information

              (a) Employee recognizes that the services to be performed by him hereunder are special, unique, and extraordinary and that, by reason of his employment with the Company, he may acquire Confidential Information concerning the operation of the Company, the use or disclosure of which would cause the Company substantial loss and damages which could not be readily calculated and for which no remedy at law would be adequate. Accordingly, Employee agrees that he will not (directly or indirectly) at any time, whether during or after his employment hereunder, (i) knowingly use for an improper personal benefit or for the benefit of another Person with whom Employee is affiliated any Confidential Information that he may learn or has learned by reason of his employment with the Company or (ii) disclose any such Confidential Information to any Person except (A) in the performance of his obligations to the Company hereunder, (B) as required by applicable law, (C) in connection with the enforcement of his rights under this Agreement, (D) in connection with any disagreement, dispute or litigation (pending or threatened) between Employee and the Company or (E) with the prior written consent of the Board of Directors. As used herein, "Confidential Information" includes information with respect to Subject Investments (as defined herein, but excluding for purposes of this Section 5.1 information concerning US Investigations Services, Inc. ("USIS") or information provided by
USIS)); provided, however, that such term, shall not include any information that (x) is or becomes generally known or available other than as a result of a disclosure by Employee, (y) is or becomes known or available to Employee on a non-confidential basis from a source (other than the Company) which, to Employee's knowledge, is not prohibited from disclosing such information to Employee by a legal, contractual, fiduciary or other obligation to the Company or (z) with regard to Subject Investments, is or becomes known or available to Employee other than by or through the Company.

              (b) Employee confirms that all Confidential Information is the exclusive property of the Company. All business records, papers and documents kept or made by Employee while employed by the Company relating to the business of the Company shall be and remain the property of the Company at all times. Upon the request of the Company at any time, Employee shall promptly deliver to the Company, and shall retain no copies of, any written materials, records and documents made by Employee or coming into his possession while employed by the Company concerning the business or affairs of the Company other than personal materials, records and documents (including notes and correspondence) of Employee not containing proprietary information relating to such business or affairs. Notwithstanding the foregoing, Employee shall be permitted to retain copies of, or have access to, all such materials, records and documents relating to any disagreement, dispute or litigation (pending or threatened) between Employee and the Company.

              (c) The Company recognizes that the Employee maintains his contacts and his domain name "DAVIDGLADSTONE.COM" on the Company's computer system and that the list of contacts and his domain name will remain the exclusive ownership of the Employee and that information shall not be deemed confidential or subject to the terms of sections 5.1 or 5.2.

         5.2. Covenant Not to Compete or Solicit

              (a) At the election of the Employee, for one (1) year after the Effective Date (the "Restricted Period"), Employee, unless he receives the prior written consent of the Board of Directors shall not own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any Person (each, a "Subject Person") (i) that competes with the Company or any wholly-owned subsidiary of the Company in investing or consulting with small or medium sized businesses in the United States with regard to change in control transactions, a result of which is an employee stock ownership plan that owns more than 15% of the subject business or
(ii) that solicits, for the purpose of providing debt or equity financing, or provides debt or equity financing to any Person (each, a "Subject Investment")
(A) who is listed on Appendix B hereto, (B) to whom the Company or a wholly-owned subsidiary of the Company is currently a lender or in which the Company or a subsidiary of the Company is currently an investor other than as a result of the ownership of publicly-traded securities or (C) where the Employee first learns of a lending or investing opportunity with regard to such Person from or through the Company. The Board of Directors shall not unreasonably withhold its consent to a transaction whereby a Subject Person would purchase a controlling interest in a Subject Investment, provided that in connection with such a purchase, the Company receives an aggregate fee (whether from the efforts of Employee or otherwise) computed at the sum of three-quarters of one percent (0.75%) of the purchase consideration up to a maximum of $1,750,000. The Employee may only elect to be subject to this Section 5.2 by providing written notice of such election to the Company before the Effective Date or within thirty (30) days thereafter and may be renewed for successive additional one (1) year periods by providing written notice to the Company not less than twenty
(20) days before the expiration of the Restricted Period then in effect.

              (b) Employee has carefully read and considered the provisions of this Section 5.2 and, having done so, agrees that the restrictions set forth in this Section 5.2 (including the Restricted Period, scope of activity to be restrained and the geographical scope) are fair and reasonable and are reasonably required for the protection of the interests of the Company, its officers, directors, employees, creditors and shareholders. Employee understands that the restrictions contained in this Section 5.2 may limit his ability to engage in a business similar to the Company's business, but acknowledges that he will receive sufficiently high remuneration and other benefits from the Company hereunder to justify such restrictions.

              (c) During the Restricted Period, Employee shall not, whether for his own account or for the account of any other Person (excluding the Company), intentionally (i) solicit, endeavor to entice or induce any employee of the Company to terminate his employment with the Company or accept employment with anyone else or (ii) interfere in a similar manner with the business of the Company, except for those employees who the Company and Employee agree are exempt from the applicability of this paragraph at the time of hiring.

              (d) In the event that any provision of this Section 5.2 relating to the Restricted Period or the areas of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or areas such court deems reasonable and enforceable, the Restricted Period or areas of restriction deemed reasonable and enforceable by the court shall become and thereafter be the maximum time period and/or areas.

         5.3. Stock Ownership

         Nothing in this Agreement shall prohibit Employee from acquiring or holding any issue of stock or securities of any Person that has any securities registered under Section 12 of the Exchange Act, listed on a national securities exchange or quoted on the automated quotation system of the National Association of Securities Dealers, Inc. so long as (i) Employee is not deemed to be an "affiliate" of such Person as such term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act of 1933, as amended, and (ii) Employee and members of his immediate family do not own or hold more than 3% of any voting securities of any such Person.

         5.4. Injunctive Relief

         Employee acknowledges that a breach of any of the covenants contained in this Article 5 may result in material irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach, any payments remaining under the terms of this Agreement shall cease and the Company shall be entitled to obtain a temporary restraining order or a preliminary or permanent injunction restraining Employee from engaging in activities prohibited by this Article 5 or such other relief as may required to specifically enforce any of the covenants contained in this Article 5. Employee agrees to and hereby does submit to in personam jurisdiction before each and every such court for that purpose.

                                   ARTICLE 6
                               Dispute Resolution

         In the event a dispute shall arise between the parties as to whether the provisions of this Agreement have been complied with (a "Dispute"), the parties agree to resolve such Dispute in accordance with the following procedure:

              (a) A meeting shall be held promptly between the Parties, attended by (in the case of the Company) by one or more individuals with decision-making authority regarding the Dispute, to attempt in good faith to negotiate a resolution of the Dispute.

              (b) If, within 10 days after such meeting, the parties have not succeeded in negotiating a resolution of the Dispute, the parties agree to submit the Dispute to mediation in accordance with the Commercial Mediation Rules of the American

Arbitration Association except that Disputes with regard to the existence of a Disability shall be resolved in accordance with the definition of the term "Disability" above.

              (c) The parties will jointly appoint a mutually acceptable mediator, seeking assistance in such regard from the American Arbitration Association if they have been unable to agree upon such appointment within 10 days following the 10-day period referred to in clause (b) above.

              (d) Upon appointment of the mediator, the parties agree to participate in good faith in the mediation and negotiations relating thereto for 15 days.

              (e) If the parties are not successful in resolving the Dispute through mediation within such 15-day period, the parties agree that the Dispute shall be settled by arbitration in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association.

              (f) The fees and expenses of the mediator/arbitrators shall be borne solely by the non-prevailing party or, in the event there is no clear prevailing party, as the mediator/arbitrators deem appropriate.

              (g) The Company shall reimburse Employee, on a current basis, for 50% of all reasonable legal fees and expenses, if any, incurred by Employee in connection with any Dispute; provided, however, that in the event the resolution of such Dispute in accordance with this Article 6 includes a finding denying, in all material respects, Employee's claims in such Dispute, Employee shall be required to reimburse the Company, over a period not to exceed 12 months from the date of such resolution, for all sums advanced to Employee with respect to such Dispute pursuant to this paragraph (g).

              (h) Except as provided above, each party shall pay its own costs and expenses (including, without limitation, attorneys' fees) relating to any mediation/arbitration proceeding conducted under this Article 6.

              (i) All mediation/arbitration conferences and hearings will be held in the greater Washington, D.C. area.

              (j) In the event there is any disputed question of law involved in any arbitration proceeding, such as the proper legal interpretation of any provision of this Agreement, the arbitrators shall make separate and distinct findings of all facts material to the disputed question of law to be decided and, on the basis of the facts so found, express their conclusion of the question of law. The facts so found shall be conclusive and binding on the parties, but any legal conclusion reached by the arbitrators from such facts may be submitted by either party to a court of law for final determination by initiation of a civil action in the manner provided by law. Such action, to be valid, must be commenced within 20 days after receipt of the arbitrators' decision. If no such civil action is commenced within such 20-day period, the legal conclusion reached by the arbitrators shall be conclusive and binding on the parties. Any such civil action shall be submitted, heard and determined solely on the basis of the facts found by the arbitrators. Neither of the parties shall, or shall be entitled to, submit any additional or different facts for consideration by the court. In the event any civil action is commenced under this paragraph (b), the party who prevails or substantially prevails (as determined by the court) in such civil action shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection with such action and on appeal.

              (k) Except as limited by paragraph (b) above, the parties agree that judgment upon the award rendered by the arbitrators may be entered in any court of competent jurisdiction. In the event legal proceedings are commenced to enforce the rights awarded in an arbitration proceeding, the party who prevails or substantially prevails in such legal proceeding shall be entitled to recover from the other party all costs, expenses and reasonable attorneys' fees incurred by the prevailing party in connection with such legal proceeding and on appeal.

              (l) Except as provided above, (i) no legal action may be brought by either party with respect to any Dispute and (ii) all Disputes shall be determined only in accordance with the procedures set forth above.


                                   ARTICLE 7
                                  Miscellaneous

         7.1. No Mitigation or Offset

         The provisions of this Agreement are not intended to, nor shall they be construed to, require that Employee mitigate the amount of any payment provided for in this Agreement by seeking or accepting other employment, nor shall the amount of any payment provided for in this Agreement be reduced by any compensation earned by Employee as the result of employment by another employer or otherwise. Without limitation of the foregoing, the Company's obligations to make the payments to Employee required under this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set off, counterclaim, recoupment, defense or other claim, right or action that the Company may have against Employee, except that the Company may deduct from any amount required to be reimbursed to the Company by Employee under Section 4.7 or
Article 6(a) the amount of any payment which the Company is then required to make to Employee hereunder.

         7.2. Assignability

         The obligations of Employee hereunder are personal and may not be assigned or delegated by Employee or transferred in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer. The Company shall have the right to assign this Agreement and to delegate all rights, duties and obligations hereunder as provided in Section 7.5.

         7.3. Notices

         All notices and all other communications provided for in the Agreement shall be in writing and addressed (i) if to the Company, at its principal office address or such other address as it may have designated by written notice to Employee for purposes hereof, directed to the attention of the Board of Directors with a copy to the Secretary of the Company and (ii) if to Employee, at his residence address on the records of the Company or to such other address as he may have designated to the Company in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, except that any notice of change of address shall be effective only upon receipt.

         7.4. Severability

         The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         7.5. Successors: Binding Agreement

              (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance reasonable acceptable to Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used herein, the term "Company" shall include any successor to its business and/or assets as aforesaid which executes and delivers the Agreement provided for in this Section
7.5 or which otherwise becomes bound by all terms and provisions of this Agreement by operation of law.

              (b) This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees. If Employee should die while any amounts would be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Employee's devisee, legatee, or other designee or, if there be no such designee, to Employee's estate.

         7.6. Tax Matters

              (a) The Company shall withhold from all payments hereunder all applicable taxes (federal, state or other) which it is required to withhold therefrom unless Employee has otherwise paid (or made other arrangements satisfactory) to the Company the amount of such taxes.

              (b) Notwithstanding anything to the contrary in this Agreement, in the event that any payment or distribution by Company or any affiliate of Company to or for the benefit of Employee, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties with respect to such excise tax (such excise tax, together with any such interest or penalties, are hereinafter collectively referred to as the "Excise Tax"), Company shall pay to Employee an additional payment (a "Gross-up Payment") in an amount such that after payment by Employee of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed on any Gross-up Payment, Employee retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Payments. Company and Employee shall make an initial determination as to whether a Gross-up Payment is required and the amount of any such Gross-up Payment. Employee shall notify Company immediately in writing of any claim by the Internal Revenue Service which, if successful, would require Company to make a Gross-up Payment (or a Gross-up Payment in excess of that, if any, initially determined by Company and Employee) promptly and in any event within 15 days of the receipt of such claim. Company shall notify Employee in writing at least five days prior to the due date of any response required with respect to such claim if it plans to contest the claim. If Company decides to contest such claim, Employee shall cooperate fully with Company in such action; provided, however, Company shall bear and pay directly or indirectly all costs and expenses (including additional interest and penalties) incurred in connection with such action and shall indemnify and hold Employee harmless, on an after-tax basis, for any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of Company's action. If, as a result of Company's action with respect to a claim, Employee receives a refund of any amount paid by Company with respect to such claim, Employee shall promptly pay such refund to Company. If Company fails to timely notify Employee whether it will contest such claim or Company determines not to contest such claim, then Company shall immediately pay to Employee the portion of such claim, if any, which it has not previously paid to Employee.

         7.7. Amendments and Waivers

         No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Employee and such member of the Board of Directors as may be specifically authorized by the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or in compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         7.8. Entire Agreement, Termination of Other Agreements

         This Agreement is an integration of the parties' agreement and, except with regard to such definitions as are set forth in the Old Agreement and are specifically referenced herein, no agreements, oral, written or otherwise, express or implied, with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

         7.9. Governing Law

         THE VALIDITY, INTERPRETATION, CONSTRUCTION AND PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF MARYLAND WITHOUT REGARD TO ITS CONFLICT OF LAWS PROVISION.

         7.10. Counterparts

         This Agreement may be executed in or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first above written.


                                   AMERICAN CAPITAL STRATEGIES, LTD.



                                   By:
                                      -----------------------------
                                      Malon Wilkus, President



                                   EMPLOYEE:



                                   --------------------------------
                                   David Gladstone
                                   1161 Crest Lane
                                   McLean, VA 22101

                                   APPENDIX A
                           CERTAIN SUBJECT INVESTMENTS



US Investigations Services, Inc.

Arrow Shirt Company

Gans Tire, Inc.

National Forge Co.

Those entities listed below from the Company deal stream report dated August __, 1998:

7-Iron - 02
Piedmont - 91
Porky - 54
Bike - 97
Fast - 63
Tyco - 59
Bicycle - 22
Cowboy
Knish
Cats
Blue Angel - 18
Expansion - 82
Tonka - 25
Shamu
On Time - 30
Horse
Sweepstakes
Nightlight - 5
Portage - 94
Knights - 57
Cheese
Laurel - 17
Homestead
Spurs - 98
Wire - 65
Upstream - 87
Robinson
Suround - 62
Dough - 53
Bridge - 92

                                                                  EXHIBIT 3.5(d)


                                RELEASE AGREEMENT


             THIS RELEASE AGREEMENT (the "Agreement"), is made as of the ____ day of ______, _____, by and between AMERICAN CAPITAL STRATEGIES, LTD., a Delaware corporation with its principal place of business at 3 Bethesda Metro Center, Suite 860, Bethesda, Maryland (the "Corporation"), and DAVID J. GLADSTONE, an individual residing at 1161 Crest Lane, McLean, Virginia 22101 ("Gladstone").

                              W I T N E S S E T H:

             WHEREAS, the parties hereto are parties to a certain Supplemental Employment Agreement dated as of ________ (the "Employment Agreement"); and

             WHEREAS, the execution and delivery of this Release Agreement as of the date hereof is a requirement of Section 3.5(d) thereof.

             NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

             1.  Mutual Release.

             (a) Gladstone, on his own behalf and on behalf of his heirs, representatives and assigns, hereby waives, releases, and forever and irrevocably discharges the Corporation, and its agents, attorneys, officers, directors, employees, successors and assigns (collectively, the "Corporation Released Parties") from any and all obligations, debts, demands, claims and liabilities of every kind and nature, either in law or in equity, that Gladstone may now have, may in the future have or may ever have had, against the Corporation Released Parties arising in any manner from or in any manner related, directly or indirectly, to Gladstone's service or employment as a director, officer and/or an employee of the Corporation including, without limitation, the circumstances relating to the termination thereof; excepting only the continuing obligations of the Corporation resulting from the provisions of the Employment Agreement, and the Option Exercise Agreement and the Split Dollar Agreement, each entered into by and among the parties hereto bearing the date of _________ (collectively, the "Surviving Agreements").

             (b) The Corporation, on its own behalf and on behalf of its successors and assigns, hereby waives, releases, and forever and irrevocably discharges Gladstone, and his agents, attorneys, heirs, representatives and assigns (collectively, the "Gladstone Released Parties") from any and all obligations, debts, demands, claims and liabilities of every kind and nature, either in law or in equity, that the Corporation may now have, may in the future have or may ever have had against the Gladstone Released Parties arising in any manner from or in any manner related to, directly or indirectly, Gladstone's service or employment as a director, officer and/or an employee of the Corporation including, without limitation, the circumstances relating to the termination thereof; excepting only the continuing obligations of Gladstone resulting from the provisions of the Surviving Agreements.

             2. Miscellaneous. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof and supersedes all prior negotiations, representations and agreements, either written or oral, between them except for the Surviving Agreements. There are no conditions, agreements, or representations between the parties except those expressed herein. This Agreement may be altered, modified, amended, or repealed only by a duly executed written instrument signed by the parties hereto. This Agreement shall be governed by the law of the State of Maryland, without giving effect to the conflicts of laws provisions thereof. Each party binds himself or itself and his or its heirs, successors, legal representatives and assigns in respect to all covenants and agreements contained herein. Except as specifically contemplated herein, nothing herein shall be construed as giving any right or benefit hereunder to anyone other than the parties hereto.

             IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date first hereinabove written.

                                   GLADSTONE:
WITNESS:



------------------                 ---------------------------------  (Seal)
                                   David J. Gladstone



                                   AMERICAN CAPITAL STRATEGIES, LTD.,
                                   A Delaware Corporation



                                   By:                                 (Seal)
                                      ---------------------------------
                                       Name:
                                             ---------------------------
                                       Title
                                             ---------------------------






                                      -3-